Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Select Bancorp, Inc.

We consent to the incorporation by reference in the registration statements (333-199090, 333-168937, 333-127194, 333-117816, and 333-117476) on Form S-8 of Select Bancorp, Inc. of our report dated March 24, 2016, with respect to the consolidated financial statements of Select Bancorp, Inc. and subsidiary, which report appears in Select Bancorp, Inc.’s 2015 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Raleigh, NC

March 24, 2016